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                                                                    Exhibit 23.3



            Consent of Independent Registered Public Accounting Firm



Youbet.com, Inc.
Woodland Hills, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 11, 2004, except for Note 16 which is as of February 19, 2004, relating to the consolidated financial statements of Youbet.com, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.


/s/ BDO Seidman, LLP

BDO Seidman, LLP
Los Angeles, California

June 24, 2005